Exhibit 5.1

June 21, 2019

Apollo Global Management, LLC

9 West 57th Street, 43rd Floor

New York, New York 10019

Registration Statement on Form S-3ASR

Ladies and Gentlemen:

In connection with the Registration Statement on Form S-3ASR (the “Registration Statement”) of Apollo Global Management, LLC, a Delaware limited liability company (the “Company”), filed today with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the “Act”), and the rules and regulations thereunder (the “Rules”), you have asked us to furnish our opinion as to the legality of the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of up to 100,000,000

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Class A shares (the “Exchange Shares”) representing limited liability company interests of the Company issuable upon exchange of partnership or limited liability company units, as applicable, in each of the Apollo Operating Group (as defined in the Registration Statement) partnerships (one partnership unit in each such limited partnership, a “Unit”).

The Exchange Shares are being registered for issuance from time to time as provided by Rule 415 under the Act.

In connection with the furnishing of this opinion, we have examined original, or copies certified or otherwise identified to our satisfaction, of the Registration Statement.

In addition, we have examined (i) such limited liability company records of the Company that we have considered appropriate, including a copy of the certificate of formation of the Company, as amended, and the third amended and restated limited liability company operating agreement of the Company, certified by the Company as in effect on the date hereof, and copies of resolutions of the manager of the Company relating to the Registration Statement and resolutions of the board of directors of the sole member of the Company’s manager relating to the Registration Statement and (ii) such other certificates, agreements and documents that we deemed relevant and necessary as a basis for the opinions expressed below. We have also relied upon the factual matters contained in the representations and warranties of the Company made in the documents reviewed by us and upon certificates of public officials and the officers of the Company.

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In our examination of the documents referred to above, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as certified, photostatic, reproduced or conformed copies of valid existing agreements or other documents, the authenticity of all such latter documents and that the statements regarding matters of fact in the certificates, records, agreements, instruments and documents that we have examined are accurate and complete.

Based upon the above, and subject to the stated assumptions, exceptions and qualifications, we are of the opinion that upon due authorization by the Company of the issuance of the Exchange Shares and upon the exchange of any Unit for Exchange Shares in accordance with its terms, such Exchange Shares will be validly issued and holders of the Exchange Shares will have no obligation to make payments or contributions to the Company or its creditors solely by reason of their ownership of the Exchange Shares.

The opinion expressed above is limited to the Delaware Limited Liability Company Act. Our opinion is rendered only with respect to the laws, and the rules, regulations and orders under those laws, that are currently in effect.

We hereby consent to use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading “Legal Matters” contained in the prospectus included in the Registration Statement. In giving this consent, we do not hereby admit that we come within the category of persons whose consent is required by the Act or the Rules.

Very truly yours,

/s/ PAUL, WEISS, RIFKIND, WHARTON & GARRISON LLP